EXHIBIT 13


            THE TRAVELERS SEPARATE ACCOUNT TEN FOR VARIABLE ANNUITIES
              SCHEDULE FOR COMPUTATION OF TOTAL RETURN CALCULATIONS


The standardized and nonstandardized average annual total returns are computed according to the formula described below. A hypothetical initial investment of $1,000 is applied to the Funding Option, and then related to ending redeemable values as of the most recent fiscal year end, for the calendar year-to-date (nonstandardized only), and over a 1-year, 3-year (nonstandardized only), 5-year, and 10-year period, or since inception if a Funding Option has not been in existence for one of the prescribed periods.

             1/n
T  =  (ERV/P)   -1 where:

         T     =     average annual total return
         P     =     a hypothetical initial payment of $1,000
         n     =     the applicable year (1, 3, 5, 10) or portion thereof
         ERV   =     ending redeemable value of a hypothetical $1,000 payment
                     made at the beginning of each of the periods

Both the standardized and nonstandardized performance returns reflect the deduction for the management fees and other expenses for a Funding Option, the mortality and expense risk charge(s) and the administrative expense charge.

For Funding Options that were in existence prior to the date they became available under the Separate Account, the standardized average total return quotations may be accompanied by returns showing the investment performance that such Fund Options would have achieved (reduced by applicable charges/fees) had they been held under the Contract for the period quoted. The total return quotations are based on historical earnings and are not necessarily representative of future performance.

STANDARDIZED METHOD
The standardized returns take into consideration all fees and/or charges applicable to the Funding Option or contract. Standardized performance figures will only be available after the product offered through the Separate Account has begun operating.

Under the standardized method, the $30 annual contract administrative charge is reflected in the calculation. It is expressed as a percentage of assets based on the actual fees collected divided by the average net assets for contracts sold under the prospectus for each year for which performance is shown.

NONSTANDARDIZED METHOD
Nonstandardized returns do not reflect the deduction of the $30 annual administrative charge, which, if reflected, would decrease the level of performance shown.

For a Schedule of the Computation of the Historical Total Return Quotations, see attached.

EXHIBIT 13


                                                                          INCEP DATE      2002        2001       2000
                                                                          ----------    --------    --------   --------
AIM Capital Appreciation Portfolio                                        10/10/1995    0.892450    1.194316   1.596098
AIM V.I. Premier Equity Fund+                                               5/5/1993    0.774238    1.130961   1.317772
AllianceBernstein Growth and Income Portfolio - Class B                    6/20/1994    0.777726    1.019220   1.036805
AllianceBernstein Premier Growth Portfolio - Class B                       6/20/1994    0.795019    1.171100   1.444460
Alliance Growth Portfolio                                                   6/1/1999    0.741153    1.136678   1.336522
Alliance Growth Portfolio                                                  6/26/1992    0.741153    1.136678   1.336522
American Funds Global Growth Fund-Class 2                                  4/30/1997    0.985291    1.175835   1.396487
American Funds Growth Fund-Class 2                                          2/8/1984    0.908917    1.225660   1.525642
American Funds Growth-Income Fund-Class 2                                  2/28/1985    0.907135    1.131697   1.124169
Equity Income Portfolio (Fidelity)                                         8/30/1996    0.945073    1.118691   1.220335
Equity Index Portfolio - Class II                                         11/30/1991    0.860997    1.129922   1.313532
Fidelity VIP Mid Cap Portfolio - Service Class 2                           1/31/1995    0.845356    0.957101   1.010643
Fidelity VIP Contrafund(C)Portfolio-Service Class                         12/29/1998    0.984905    1.107706   1.287712
Franklin Mutual Shares Securities Fund - Class 2                           11/8/1996    0.833793    0.963115   0.916628
Franklin Small Cap Fund - Class 2                                           5/1/1998    0.850742    1.215253   1.460834
Janus Aspen Mid Cap Growth Portfolio - Service Shares                      9/13/1993    0.809042    1.146590   1.933805
Large Cap Portfolio (Fidelity)                                             8/30/1996    0.853483    1.126134   1.387781
Lazard International Stock Portfolio*                                       8/1/1996    0.834358    0.976482   1.347739
Lazard Retirement Small Cap Portfolio*                                     11/3/1997    0.978714    1.211056   1.040066
Lord Abbett Growth & Income Portfolio*                                    12/11/1989    0.959891    1.192941   1.302833
Lord Abbett Mid Cap Value Portfolio*                                       9/15/1999    1.080682    1.220240   1.150501
MFS Emerging Growth Portfolio                                              8/30/1996    0.778760    1.206494   1.926011
MFS Emerging Growth Portfolio                                              8/30/1996    0.778760       --         --
MFS Research Portfolio                                                     3/23/1998    0.837552       --         --
Multiple Discipline Portfolio - All Cap Growth and Value **                10/1/2002    1.049512       --         --
Multiple Discipline Portfolio - Global All Cap Growth and Value **         10/1/2002    1.062326       --         --
Multiple Discipline Portfolio - Large Cap Growth and Value **              10/1/2002    1.057396    1.206494   1.926011
Pioneer Fund Portfolio*                                                     2/4/1994    0.988355    1.139780   1.497445
Putnam VT Discovery Growth Fund - Class IB Shares+                          1/2/1997    0.844035    1.442752   1.908805
Putnam VT International Equity Fund - Class IB Shares                      4/30/1999    0.910301    1.220984   1.765188
Putnam VT Small Cap Value Fund - Class IB Shares                           9/28/2000    0.969722    1.126372   1.435772
Salomon Brothers Variable All Cap Fund - Class I                           2/17/1998    0.821012    1.208717   1.042345
Salomon Brothers Variable Investors Fund - Class I                         2/17/1998    0.847697    1.116024   1.115714
Salomon Brothers Variable Small Cap Growth Fund - Class I                  11/1/1999    0.796474    1.122214   1.192750
Smith Barney Aggressive Growth Portfolio                                   11/1/1999    0.793977    1.242781   1.364680
Smith Barney Appreciation Portfolio                                       10/16/1991    0.911135    1.200774   1.275283
Smith Barney Fundamental Value Portfolio                                   12/3/1993    0.896887    1.125412   1.194014
Smith Barney International All Cap Growth Portfolio+                       6/20/1994    0.844056    1.160987   1.248542
Smith Barney Large Cap Core Portfolio                                      9/14/1999    0.811266    1.157199   1.712891
Smith Barney Large Cap Growth Portfolio                                     5/1/1998    0.863711    1.116704   1.331359
Smith Barney Large Cap Value Portfolio+                                    6/20/1994    0.798077    1.169564   1.362037
Smith Barney Mid Cap Core Portfolio                                        11/1/1999    0.969024    1.090076   1.209315
Smith Barney Premier Selections All Cap Growth Portfolio                   9/14/1999    0.852151    1.220306   1.381155
Smith Barney Small Cap Growth Opportunities Portfolio                       2/7/1997    0.877992    1.185722   1.407430
Templeton Developing Markets Securities Fund-Class 2*                      2/16/1996    0.951448    1.203073   1.463183
Templeton Foreign Securities Fund - Class 2                                 5/1/1992    0.897643    0.970619   1.075809

Van Kampen LIT Emerging Growth Portfolio                                    7/3/1995    0.744169    1.122850   1.361757
Van Kampen Enterprise Portfolio                                            6/21/1994    0.819582    1.122910   1.669994
PIMCO Real Return Portfolio - Adm Class*                                   9/30/1999    0.967926    1.181978   1.529233
PIMCO Total Return Portfolio                                              12/31/1997    1.062922    0.837017   0.777684
Smith Barney Diversified Strategic Income Portfolio                       10/16/1991    1.030806    0.992759   0.929290
Smith Barney High Income Portfolio                                         6/22/1994    0.975536    1.001551   0.989038
Travelers Managed Income Portfolio                                         6/28/1994    0.973863    1.027101   1.087089
MFS Total Return Portfolio                                                 6/20/1994    0.994883    0.970786   0.926510
MFS Total Return Portfolio                                                  06/20/94    0.994883    1.069766   1.089804
Multiple Discipline Portfolio - Balanced All Cap Growth and Value **        10/01/02    1.026841    1.069766   1.089804
Smith Barney Money Market Portfolio                                         06/20/94    0.984711    0.990487   0.973153